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                                                                   EXHIBIT 14(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated December 10, 2002, on the financial statements and financial highlights of the AIM Opportunities III Fund (one of the portfolios constituting AIM Special Opportunities Funds) as of and for the year ended October 31, 2002 in the Registration Statement filed on Form N-14.

                                               /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003